Filed Pursuant to Rule 424B3
Registration No. 333-139580
    PROSPECTUS SUPPLEMENT

5,490,000 Shares

Dollar Financial Corp.
Common Stock

All of the shares of common stock in the offering are being sold by the selling stockholder named in this prospectus supplement. We will not receive any of the proceeds from the sale of shares by the selling stockholder.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “DLLR.” The last reported sale price of the common stock on February 22, 2007 was $29.35 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2006, incorporated herein by reference, to read about factors you should consider before buying shares of the common stock.

The underwriter has agreed to purchase the common stock from the selling stockholder at a price of $27.85 per share which will result in $152,896,500 of proceeds to the selling stockholder.

The underwriter may offer the shares of common stock from time to time in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

Delivery of the shares of common stock will be made on or about February 28, 2007.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus top which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

Wachovia Securities

The date of this prospectus supplement is February 22, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the selling stockholder or the underwriter have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the selling stockholder or the underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or of any sale of shares of the common stock. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, in making your investment decision.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Unless the context otherwise requires, references to “the Company,” “we,” “us,” “our” or similar expressions refer collectively to Dollar Financial Corp. and its consolidated subsidiaries.

THE OFFERING

Common stock offered by the selling stockholder	5,490,000 shares

Common stock to be outstanding after this offering	23,796,476 shares

Use of proceeds	The proceeds from the sale of shares of our common stock offered pursuant to this prospectus supplement are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder.

Risk factors	See “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2006, incorporated herein by reference, to read about factors you should consider before buying shares of the common stock.

Nasdaq Global Select Market	DLLR

The number of shares to be outstanding immediately after this offering is based on the number of shares of our common stock outstanding as of January 31, 2007 and excludes:

•	1,582,866 shares of common stock issuable upon the exercise of stock options outstanding as of January 31, 2007, with a weighted average exercise price of $14.25 per share; and

•	345,242 shares of common stock reserved for future grants under our 2005 Stock Incentive Plan as of January 31, 2007.

SELLING STOCKHOLDER

The following table sets forth the name of, and the number of shares of common stock beneficially owned by, the selling stockholder as of January 31, 2007, and as adjusted to reflect the common stock offered in this offering. The percentage of shares beneficially owned is based on 23,796,476 shares of our common stock outstanding on January 31, 2007.

Beneficial Ownership
	Beneficial Ownership			After Completion
	Prior to any Offering			of the
	under this Prospectus			Offering under this
	Supplement		Shares Being	Prospectus Supplement
Name	Shares	Percent(1)	Offered(2)	Shares	Percent(1)

Green Equity Investors II, L.P.(2)	5,539,318	23.3%	5,490,000	49,318	*

*	less than one percent

(1)	Percentages are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume that all shares that may be acquired by such person or group pursuant to options, warrants or other rights currently exercisable or that become exercisable within 60 days following January 31, 2007 are outstanding for the purpose of computing the percentage of common stock owned by such person or group.

(2)	Green Equity Investors II, L.P. is a Delaware Limited Partnership, and Grand Avenue Capital Partners, L.P., a Delaware Limited Partnership, is the general partner of Green Equity Investors II, L.P. Grand Avenue Capital Corporation, a Delaware Corporation, is the general partner of Grand Avenue Capital Partners, L.P. Leonard Green & Partners, L.P., a Delaware Limited Partnership, is the management company of Green Equity Investors II, L.P. LGP Management, Inc., a Delaware Corporation, is the general partner of Leonard Green & Partners, L.P. Each of John G. Danhakl, Jonathan D. Sokoloff, Peter J. Nolan, and Jonathan A. Seiffer is a partner of Leonard Green & Partners, L.P. and may be deemed to have shared voting and investment power with respect to all common stock beneficially owned by Green Equity Investors II, L.P. Messrs. Danhakl, Sokoloff, Nolan and Seiffer, however, disclaim beneficial ownership of such shares of common stock beneficially owned by Green Equity Investors II, L.P. The address of Green Equity Investors II, L.P. is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

UNDERWRITING

We, the selling stockholder and Wachovia Capital Markets, LLC, as underwriter, have entered into an underwriting agreement pursuant to which the selling stockholder will sell to the underwriter 5,490,000 shares of common stock offered by this prospectus supplement.

The underwriting agreement provides that the obligation of the underwriter to purchase the shares offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the shares if any of the shares are purchased.

The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

We will not receive any proceeds from the sale of common stock by the selling stockholder in this offering.

We and the selling stockholder have agreed, for a period of 60 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, any shares of our common stock, preferred stock or other capital stock or any securities convertible into, or exercisable or exchangeable for shares of our common stock, preferred stock or other capital stock, or publicly announce an intention to effect any such transaction, without the prior written consent of the underwriter; provided that we (a) may issue and sell our common stock pursuant to any employee stock option plan or stock ownership plan (including upon the exercise or conversion of any securities issued pursuant to any employee stock option plan or stock ownership plan), dividend reinvestment plan in effect at the date of this prospectus supplement or any issuance to employees or directors of the Company that may otherwise be approved by the compensation committee of the Company’s board of directors, (b) may issue our common stock upon conversion of securities or the exercise of warrants outstanding at the date of the underwriting agreement and (c) may issue up to $100 million of our common stock or any security convertible into, or exercisable or exchangeable for our common stock, solely for the purpose of completing an acquisition; provided, further, that the selling stockholder may transfer or dispose of common stock as a bona fide gift approved by the underwriter or shares of common stock purchased in the open market after the date of this prospectus supplement.

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. The underwriter will need to close out any covered short position by purchasing shares in the open market. The underwriter is likely to create a short position if it is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our common stock, and may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

A prospectus in electronic format may be made available on the Web site maintained by the underwriter.

We have agreed to pay all of the selling stockholder’s expenses in connection with the offering, excluding all underwriting discounts, commissions, fees and expenses and all transfer taxes, which we estimate will be $15,000.

We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses.

VALIDITY OF SECURITIES

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, will pass on certain matters for the underwriter.

EXPERTS

The consolidated financial statements of Dollar Financial Corp. appearing in Dollar Financial Corp.’s Annual Report (Form 10-K) for the year ended June 30, 2006 and Dollar Financial Corp. management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at its Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and information we file later with the SEC will be deemed to automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and which are considered part of this prospectus supplement and the accompanying prospectus, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. These filings contain important information about us and any information that we file later with the SEC will automatically update and supersede this information.

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2006 and December 31, 2006;

•	Our proxy statement on Schedule 14-A filed with the SEC on October 26, 2006;

•	Our current reports on Form 8-K filed with the SEC on July 5, 2006, September 11, 2006 (except for Item 2.02), September 14, 2006, September 15, 2006, September 27, 2006, October 3, 2006, November 2, 2006 (except for Item 2.02), November 22, 2006 and December 21, 2006 and our current report on Form 8-K/A filed with the SEC on January 16, 2007; and

•	Our Registration Statement on Form 8-A filed with the SEC on July 26, 2004.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report.

You can obtain copies of any of the documents incorporated by reference in this document from us or through the SEC or the SEC’s web site described above. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference in this document by writing us at the following address or calling us at the telephone number listed below:

DOLLAR FINANCIAL CORP.
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312-1288
(610) 296-3400

We also maintain a web site at http://www.dfg.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus supplement or the accompanying prospectus.

Filed Pursuant to Rule 424B3
Registration No. 333-139580
Prospectus

DOLLAR FINANCIAL CORP.

5,539,318 Shares of Common Stock

The person identified in this prospectus, whom we refer to as the “selling stockholder” may use this prospectus to offer and sell up to 5,539,318 shares of our common stock from time to time. We are registering these shares of common stock for offer and sale as required by the terms of the registration rights provisions of the stockholders agreement between the selling stockholder and us. Our registration of the offered shares of common stock does not mean that the selling stockholder will offer or sell any of the shares of common stock. We will receive no proceeds of any sales of the offered shares of common stock by the selling stockholder, but we will incur expenses in connection with the offering.

The selling stockholder may sell the offered shares of common stock in public or private transactions, at prevailing market prices or at privately negotiated prices. The selling stockholder may sell the offered shares of common stock directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

Our shares of common stock are listed on the Nasdaq Global Market under the trading symbol “DLLR.” On January 30, 2007, the last sale price of our common stock as reported by the Nasdaq Global Market was $32.10 per share.

Our mailing address is Dollar Financial Corp., 1436 Lancaster Avenue, Berwyn, Pennsylvania 19312-1288. Our telephone number is (610) 296-3400.

Investing in the offered shares of common stock involves risks. You should carefully read the “risk factors” incorporated by reference to Dollar Financial Corp.’s Annual Report on Form 10-K dated September 13, 2006 before buying shares of our common stock.

You should read this prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

This prospectus provides you with a general description of the offered shares of common stock. Each time the selling stockholder sells any of the offered shares of common stock to you, the selling stockholder will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement also may add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below.

As used in this prospectus and the Registration Statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to “the Company,” “we,” “us,” “our” or similar expressions refer collectively to Dollar Financial Corp. and its consolidated subsidiaries unless the context otherwise indicates.

INFORMATION ABOUT US AND THE SELLING STOCKHOLDER

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, our consolidated financial statements and related notes incorporated by reference from our periodic reports filed with the Securities and Exchange Commission.

General

We are a leading international financial services company serving under-banked consumers. Our financial services store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. Our We The People legal document preparation services retail store network is the largest of its kind in the United States. Our customers are typically lower- and middle-income working-class individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from us rather than from banks and other financial institutions. To meet the needs of these customers, we provide a range of consumer financial products and services primarily consisting of check cashing, single-payment consumer loans, longer-term installment loans, money orders, money transfers and legal document preparation services. We operate a store network of 1,293 locations (of which 892 are company-owned) operating as Money Mart®, The Money Shop, Loan Mart®, The Money Corner, Insta-Cheques® and We The People® in 34 states, the District of Columbia, Canada and the United Kingdom. This network includes 1,155 locations (including 880 company-owned) in 17 states and the District of Columbia offering financial services including check cashing, single-payment consumer loans, longer-term installment loans, sale of money orders, money transfer services and various other related services. Also included in this network is We The People USA, which offers retail based legal documentation preparation services through a network of 12 company-owned and 126 franchised locations in 30 states.

Recent Events

On October 30, 2006, we completed the refinancing of our existing credit facilities and entered into a new $475.0 million credit facility. The new facility is comprised of the following: (i) a senior secured revolving credit facility in an aggregate amount of US$75.0 million with Dollar Financial Group, Inc., our wholly-owned subsidiary, as the borrower, which we refer to as the U.S. Revolving Facility; (ii) a senior secured term loan facility with an aggregate amount of US$295.0 million with National Money Mart Company, a wholly-owned Canadian indirect subsidiary of Dollar Financial Group, as the borrower, which we refer to as the Canadian Term Facility; (iii) a senior secured term loan facility with Dollar Financial U.K. Limited, a wholly-owned U.K. indirect subsidiary of Dollar Financial Group, as the borrower, in an aggregate amount of US$80.0 million (consisting of a US$40.0 million tranche of term loans and another tranche of term loans equivalent to US$40.0 million denominated in Euros), which we refer to as the UK Term Facility and (iv) a senior secured revolving credit facility in an aggregate amount of US$25.0 million with National Money Mart Company as the borrower, which we refer to as the Canadian Revolving Facility. On October 30, 2006, National Money Mart borrowed US$170.0 million under the Canadian Term Facility, Dollar Financial UK borrowed US$80.0 million under the UK Term Facility and Dollar Financial Group borrowed US$14.6 million on the US Revolving Facility. These funds were used to repurchase US$198.1 million in aggregate principal amount of Dollar Financial Group’s outstanding senior promissory notes pursuant to a cash tender offer and consent solicitation for all of such outstanding, to repay the outstanding principal amounts, and accrued interest under Dollar Financial Group’s existing credit facility and to pay related transaction costs. We expect to incur a charge of approximately US$23.8 million in the second quarter associated with the retirement of the senior notes.

On October 31, 2006, National Money Mart borrowed an additional US$125.0 million under the Canadian Term Facility to fund the acquisition on that day of substantially all of the assets of 82 retail stores owned and operated by five existing National Money Mart franchisees. The total purchase price for the Canadian acquisition was approximately C$135.5 million (US$120.9 million) in addition to cash in stores and other adjusting items upon the closing of the transaction. On November 12, 2006, the Company acquired from a third party 23 financial services stores, predominantly located in Southwest Florida. The total purchase price for the Southwest Florida acquisition was approximately $28.6 million in addition to a payment for the cash in the stores at closing.

On December 19, 2006, the Company settled its litigation with IDLD, Inc., the previous owners of the Company’s We The People business. The Company purchased the We The People business from IDLD, Inc. on March 7, 2005. Subsequent to the purchase, the Company commenced litigation against IDLD, Inc. As a result of the settlement, the Company will receive approximately US$3.3 million of funds held in escrow from the acquisition of We The People, which will reduce the goodwill recorded in connection with the acquisition. The Company will use the cash proceeds from this settlement to fund certain We The People restructuring initiatives. As part of this restructuring, the Company plans to close its remaining twelve company-operated We The People stores, consolidate its satellite processing centers and eliminate low volume products. The Company plans to concentrate its sales effort, with respect to new We The People franchises, to a select group of targeted states. As a result of the restructuring initiatives, in the second quarter of fiscal 2007, the Company will accrue a provision of approximately US$1.4 million for cash expenses related to the closure of the company-operated stores and other restructuring initiatives. Additionally, the Company is expected to incur approximately US$20.0 million of one-time non-cash charges associated with the write-off of US$19.2 million of goodwill, which is net of the $3.3 million previously discussed litigation settlement and US$0.8 million of other intangible assets net of deferred fees. The total pre-tax charge for these combined transactions is approximately US$21.4 million.

Company Information

We are a Delaware corporation formed in 1990. We operate our store networks through our direct and indirect wholly-owned foreign and domestic subsidiaries. Our principal executive offices are located at 1436 Lancaster Avenue, Berwyn, Pennsylvania 19312, and our telephone number is (610) 296-3400. Our website address is http://www.dfg.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus.

Money Mart®, The Money Shop, The Money Corner, Insta-Cheques®, Money Mart Express®, Loan Mart®, Cash ’Til Payday®, CustomCashtm and We The People® are our registered trademarks. All other registered trademarks and trade names referred to in this prospectus are the property of their respective owners.

Selling Stockholder

In connection with an investment in the Company by the selling stockholder in December 1998, the selling stockholder and certain other stockholders entered into a stockholders agreement. The stockholders agreement was amended and restated in November 2003 as the Second Amended and Restated Stockholders Agreement. We amended the Second Amended and Restated Stockholders Agreement in March 2004, April 2004 and July 2004, and refer to this agreement, as amended, as the Stockholders Agreement. We agreed in the Stockholders Agreement to allow certain of the stockholders a party thereto to request us to register their shares of common stock for resale. In addition, in the Stockholders Agreement we provided to certain stockholders a party thereto the right to join in any such demand registration by other stockholders and the right to register their shares of common stock for resale if we otherwise filed a registration statement. In each such case, we agreed to indemnify any selling stockholder against claims made against them arising out of, among other things, statements made in the registration statement. Accordingly, we are registering, and this prospectus relates to, the offer and sale by the selling stockholder of the shares of common stock referred to herein in accordance with these contractual registration rights. The registration of these securities does not necessarily mean that any of these securities will be offered or sold by the selling stockholder. We have agreed to pay all expenses of this registration. See “Use of Proceeds.”

RISK FACTORS

You should carefully consider each of the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, together with all of the other information contained in this prospectus, before deciding to invest in our common stock. If any of the following risks develop into actual events, our business, financial condition or results could be negatively affected, the market price of your investment could decline and you may lose all or part of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus contains forward-looking statements, including statements that are not historical or factual. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this paragraph for purposes of complying with these safe harbor provisions. The forward-looking statements include statements regarding our intent, belief or expectations. You can identify these statements by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “anticipate,” “plan,” “estimate,” “should” and other comparable terms. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments.

Although forward-looking statements reflect our good faith beliefs and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Actual results may differ materially from the expectations contained in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the risks identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006. We undertake no duty to update any of these forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock covered by this prospectus. All of the net proceeds from the sale of the shares of common stock will go to the selling stockholder. All costs and expenses incurred in connection with the registration under the Securities Act of the offered shares of common stock will be paid by us, other than those fees incurred by the selling stockholder in the preparation of the registration statement or the sale of the shares of common stock. Any brokerage fees and commissions, underwriting discounts, fees and disbursements of legal counsel or other experts for the selling stockholder and share transfer and other taxes attributable to the sale of the offered shares will be paid by the selling stockholders.

SELLING STOCKHOLDER

We are registering 5,539,318 shares of common stock for resale by the selling stockholder named herein. The common stock offered pursuant to this prospectus was issued to the selling stockholder directly by the Company and the selling stockholder may resell all, some or none of the shares of common stock covered by this prospectus as provided under the section entitled “Plan of Distribution” and in any applicable prospectus supplement.

The following table provides the name of, and the number of shares of common stock beneficially owned by, the selling stockholder as of January 31, 2007. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under this rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of January 31, 2007, through the exercise of any stock option, warrant or other right. We are unaware of when or in what amounts any of the selling stockholder may offer for sale shares of common stock covered by this prospectus, and the selling stockholder may in fact choose not to sell any of such shares. For purposes of the following table, we have assumed that the selling stockholder will sell all of the shares covered by this prospectus.

To our knowledge, the selling stockholder is not affiliated with a registered broker-dealer.

Percentage of
	Shares of		Shares of	Shares of
	Common Stock		Common Stock	Common Stock
	Beneficially	Shares of	Beneficially	Beneficially
	Owned Prior	Common Stock	Owned After	Owned After
Names	to Offering	Offered Hereby	the Offering	the Offering

Green Equity Investors II, L.P. (1)	5,539,318	5,539,318	(2)	(2)

(1)	Green Equity Investors II, L.P. is a Delaware Limited Partnership, and Grand Avenue Capital Partners, L.P., a Delaware Limited Partnership, is the general partner of Green Equity Investors II, L.P. Grand Avenue Capital Corporation, a Delaware Corporation, is the general partner of Grand Avenue Capital Partners, L.P. Leonard Green & Partners, L.P., a Delaware Limited Partnership, is the management company of Green Equity Investors II, L.P. LGP Management, Inc., a Delaware Corporation, is the general partner of Leonard Green & Partners, L.P. Each of John G. Danhakl, Jonathan D. Sokoloff, Peter J. Nolan, and Jonathan A. Seiffer is a partner of Leonard Green & Partners, L.P. and may be deemed to have shared voting and investment power with respect to all common stock beneficially owned by Green Equity Investors II, L.P. Messrs. Danhakl, Sokoloff, Nolan and Seiffer, however, disclaim beneficial ownership of such shares of common stock beneficially owned by Green Equity Investors II, L.P. The address of Green Equity Investors II, L.P. is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(2)	Because the selling stockholder may sell all, some or none of its common stock, no estimate can be made of the aggregate number of shares of common stock that are to be offered and sold hereunder or that will be owned by the selling stockholder upon completion of the offering to which this prospectus relates.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144, Rule 144A or any other available exemption under the Securities Act of 1933, as amended, rather than under this prospectus.

Subject to applicable securities laws, the selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholder may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on its behalf. In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions). Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

If required, the specific securities to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledge, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

We have agreed to pay the costs and expenses incident to the registration of the resale of the securities covered by this prospectus, other than those fees incurred by the selling stockholder in the preparation of the registration statement or the sale of the shares of common stock. Any brokerage fees and commissions, underwriting discounts, fees and disbursements of legal counsel or other experts for the selling stockholder and share transfer and other taxes attributable to the sale of the offered shares will be paid by the selling stockholder.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker, dealer or agent regarding the sale of the securities covered by this prospectus. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will, if required, file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholder.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, and By-laws contain provisions to indemnify our directors and officers against liability incurred by them as a result of their services as directors and officers. We have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, our indemnification of our directors, officers or controlling persons for liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed in the Securities Act, and therefore is unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Dollar Financial Corp. appearing in Dollar Financial Corp.’s Annual Report (Form 10-K) for the year ended June 30, 2006 and Dollar Financial Corp. management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference and included herein, respectively, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Dollar Financial Corp. files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the SEC’s Public Reference Rooms by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including Dollar Financial Corp., that file electronically with the SEC. The address of that site is http://www.sec.gov. Further, you may inspect reports, proxy statements and other information concerning Dollar Financial Corp. at the offices of the Nasdaq National Market, which are located at 9801 Washington Blvd., Gaithersburg, MD 20878.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will be deemed to automatically update and supersede this information. We incorporate by reference the documents listed below, which we have previously filed with the SEC and which are considered part of this prospectus, and any future filings made with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. These filings contain important information about us and any information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

Report Filed	Date of Filing

Annual Report on Form 10-K for the fiscal year ended June 30, 2006 of Dollar Financial Corp.	Filed on September 13, 2006
Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 of Dollar Financial Corp.	Filed on November 9, 2006
Current Report on Form 8-K of Dollar Financial Corp.	Filed on July 5, 2006
Current Report on Form 8-K of Dollar Financial Corp.	Filed on September 11, 2006
Current Report on Form 8-K of Dollar Financial Corp.	Filed on September 14, 2006
Current Report on Form 8-K of Dollar Financial Corp.	Filed on September 15, 2006
Current Report on Form 8-K of Dollar Financial Corp.	Filed on September 27, 2006
Current Report on Form 8-K of Dollar Financial Corp.	Filed on October 3, 2006
Current Report on Form 8-K of Dollar Financial Corp.	Filed on November 2, 2006
Current Report on Form 8-K of Dollar Financial Corp.	Filed on November 22, 2006
Current Report on Form 8-K of Dollar Financial Corp.	Filed on December 21, 2006
Current Report on Form 8-K/A of Dollar Financial Corp., amending Current Report on Form 8-K filed on November 2, 2006	Filed on January 16, 2007
Registration Statement on Form 8-A of Dollar Financial Corp.	Filed on July 26, 2004

You can obtain copies of any of the documents incorporated by reference in this document from us or through the SEC or the SEC’s web site described above. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference in this document by writing us at the following address or calling us at the telephone number listed below:

DOLLAR FINANCIAL CORP.
1436 Lancaster Avenue
Berwyn, Pennsylvania 19312-1288
(610) 296-3400

We also maintain a web site at http://www.dfg.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the shares of common stock, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

5,490,000 Shares

DOLLAR FINANCIAL CORP.
Common Stock

PROSPECTUS SUPPLEMENT

February 22, 2007

Wachovia Securities